Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-74062 and 333-222128 on Form S-8 of our report dated June 27, 2022, appearing in this Annual Report on Form 11-K of the Team, Inc. Salary Deferral Plan and Trust as of December 31, 2021 and 2020 and for the year ended December 31, 2021.

/s/ Melton & Melton, L.L.P.
Houston, Texas
June 27, 2022